THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT. SUCH SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THIS NOTE IN THE EVENT OF A PARTIAL REDEMPTION, REPAYMENT OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION, REPAYMENT OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SET FORTH BELOW.


           6% SENIOR SECURED CONVERTIBLE NOTE DUE 2008

                                OF

                  BROADCAST INTERNATIONAL, INC.


Note No.:  __               _             Original Principal Amount:  $_______
Issuance Date:  May __, 2005                             Salt Lake City, Utah


      FOR VALUE RECEIVED, the Company hereby promises to pay to or upon the order of _______________________ or its registered assigns or successors-in-interest (the "Holder") the principal sum of _________________ Dollars ($___________.00), together with all accrued but unpaid interest thereon, if any, on the Final Maturity Date, to the extent such principal amount and interest have not been repaid or converted into shares of the Company's Common Stock, $0.05 par value (the "Common Stock"), in accordance with the terms hereof. Interest on the unpaid principal balance hereof shall accrue at the rate of 6% per annum from the date of original issuance hereof (the "Issuance Date") until the Final Maturity Date, or such earlier date upon acceleration or by conversion, repayment or redemption in accordance with the terms hereof. Interest on this Note shall accrue daily commencing on the Issuance Date, shall be compounded semi-annually and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 2 hereof. Notwithstanding anything contained herein, this Note shall bear interest on the outstanding Principal Amount from and after the occurrence and during the continuance of an Event of Default, at the rate (the "Default Rate") equal to the lower of eighteen percent (18%) per annum or the highest rate permitted by applicable law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to unpaid principal.

      All payments of principal of and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. This Note may not be prepaid in whole or in part except as specifically provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and such extension shall be taken into account in determining the amount of interest accrued on this Note.

      The indebtedness evidenced by this Note is senior to all other current and future indebtedness of the Company. Payment of the indebtedness evidenced by this Note is secured by all of the properties and assets of the Company pursuant to that certain Security Agreement, dated as of May __, 2005, by and between the Company and Gryphon Master Fund, L.P., as Collateral Agent for the Purchasers (the "Security Agreement").

      The following terms and conditions shall apply to this Note:

      1.   Definitions.

      (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

      (b) For purposes hereof the following terms shall have the meanings ascribed to them below:

      "Approved Market" means one of the OTC Bulletin Board, the Nasdaq Small Cap, the Nasdaq, the New York Stock Exchange or the American Stock Exchange.

      "Bankruptcy Event" means any of the following events: (a) the Company or any material subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any material subsidiary thereof; (b) there is commenced against the Company or any material subsidiary any such case or proceeding that is not dismissed within 60 days after commencement;
(c) the Company or any material subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any material subsidiary suffers any appointment of any trustee, custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any material subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any material subsidiary fails to pay, states that it is unable to pay, or is unable to pay, its debts (excluding those reasonably disputed in good faith by the Company in the case of failure to pay and for which it has reserves on its books and financial statements) generally as they become due; (g) the Company or any material subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any material subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

      "Board of Directors" means the Company's board of directors.

      "Cash" or "cash" means at any time such coin or currency of the United States of America as shall at such time be legal tender for the payment of public and private debts.

      "Change in Control Transaction" will be deemed to exist if (i) there occurs any consolidation, merger, amalgamation or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the persons who are holders of the voting stock of the Company immediately prior to such event cease to own more than 50% of the voting stock, or corresponding voting equity interests, of the surviving corporation or other entity immediately after such event (including without limitation any "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange
Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) 50% or more of the voting power of the Company's voting stock or corresponding voting securities, (iii) there is a replacement of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are either members of the Board of Directors on the date thereof or individuals approved by a majority of such members or (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis.

      "Company Notice Date" shall have the meaning provided in Section 2(c).

      "Company Prepayment Notice" shall have the meaning provided in Section
2(c).

      "Conversion Date" shall have the meaning provided in Section 3(b).

      "Conversion Delay Payments" shall have the meaning provided in Section 3(b)(ii).

      "Conversion Notice" means either an Optional Conversion Notice or a Mandatory Conversion Notice.

      "Conversion Price" means $2.50, subject to adjustment as set forth herein.

      "Current Market Price" means when used with respect to the Common Stock as of a specified date with respect to each share of Common Stock: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Stock are reported by the NASDAQ National Market System (or a similar system then in use), the last reported sales price (regular way) so reported on such day; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by NASDAQ (or, if not so reported, by the Pink Sheets, LLC), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the Current Market Price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 5 or more days immediately prior to the day in question, in which case the Current Market Price shall be determined by an Independent Financial Expert (and the costs of such determination shall be bourne entirely by the Company). An "Independent Financial Expert" shall mean a reputable accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged hereunder, is nationally recognized and disinterested and Independent with respect to the Company and its affiliates and is reasonably acceptable to the Holder. "Independent" shall mean any person or entity that (A) is in fact independent, (B) does not have any direct financial interest or any material indirect financial interest in the Company or any of its subsidiaries, or in any affiliate of the Company or any of its subsidiaries (other than as a result of holding securities of the Company in trading accounts), and (C) is not an officer, employee, promoter, trustee, partner, director or person performing similar functions for the Company or any of its subsidiaries or any affiliate of the Company or any of its subsidiaries.

      "DTC" shall have the meaning provided in Section 3(b)(ii).

      "Effective Registration" means (i) the Company has complied in all material respects with its obligations under all the Transaction Documents where the failure to comply by the Company would have a material adverse effect on the ability of the Holder to publicly resell the Underlying Shares, the Warrant Shares, the PIK Interest Shares and the AIR Shares, and no Event of Default shall have occurred and be continuing; (ii) the resale of all Registrable Securities (as defined in the Registration Rights Agreement) is covered by an effective Registration Statement in accordance with the terms of the Registration Rights Agreement and such Registration Statement is not subject to any suspension or stop order and is expected to remain effective and available for use by the selling stockholders named therein or in any related prospectus supplement for at least 20 Trading Days thereafter; (iii) the resale of such Registrable Securities may be effected pursuant to a current and deliverable prospectus that is not subject to any blackout or similar circumstance; (iv) such Registrable Securities are listed, or approved for listing prior to issuance, on an Approved Market and are not subject to any trading suspension (nor shall trading generally have been suspended on such exchanges or markets), and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock on the Approved Market on which the Common Stock is then traded or listed; (v) the requisite number of shares of Common Stock shall have been duly authorized and shall be available for issuance as required by the terms of the Transaction Documents; (vi) the Holder is not identified as an underwriter in the Registration Statement; and (vii) the Company is not subject to any Bankruptcy Event.

      "Event of Default" shall have the meaning provided in Section 4(a).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Final Maturity Date" means May __, 2008.

      "Force Majeure Event" means an event or circumstance that prevents the Company from performing its obligations under this Note or that prevents an act or event required hereunder from happening or occurring (including, without limitation, an act of God, war, insurrection, riot, nuclear disaster, labor strike or threat of violence, labor and material shortage, fire, explosion, flood, river freeze-up, breakdown or damage to mines, plant, equipment, or facilities (including a forced outage or an extension of a scheduled outage of equipment or facilities to make repairs to avoid breakdowns thereof or damage thereto), interruption to or slowdown in transportation, railcar shortage, barge shortage, embargo, order, or act of civil or military authority, law, regulation, or administrative ruling, or total or partial interruption of the Company's operations which are due to any enforcement action or other administrative or judicial action arising from an environmental law or regulation), but in any case which is not within the reasonable control of, or the result of the negligence of, the Company, and which by the exercise of due diligence, the Company is unable to overcome or avoid or cause to be avoided or is unable in good faith to obtain a substitute acceptable to the Holder therefor.

      "Holder Share Notice" shall have the meaning provided in Section
3(b)(ii).

      "Mandatory Conversion Notice" shall have the meaning provided in Section 3(a).

      "Optional Conversion Notice" shall have the meaning provided in Section 3(a).

      "PIK Interest" shall have the meaning provided in Section 2(a).

      "PIK Interest Notice" shall have the meaning provided in Section 2(a).

       "PIK Interest Price" means 0.85 multiplied by the daily volume weighted average price of the Common Stock for the ten (10) Trading Days immediately preceding (but not including) the applicable Interest Payment Date, as reported by Bloomberg Financial Markets using the VWAP function.

      "PIK Interest Shares" shall have the meaning provided in Section 2(a).

      "Principal Amount" means at any time the sum of (i) the outstanding principal amount of this Note at such time, (ii) all accrued but unpaid interest hereunder to such time, and (iii) any default payments owing at such time to the Holder under the Transaction Documents but not theretofore paid or added to the Principal Amount.

      "Principal Market" means the OTC Bulletin Board or such other U.S. market or exchange which is the principal market on which the Common Stock is then listed for trading.

      "Purchase Agreement" means the Securities Purchase Agreement, dated as of May 16, 2005, by and among the Company and the Purchasers named therein, pursuant to which this Note was originally issued.

      "QIB" means a qualified institutional buyer as defined in Rule 144A.

      "Reset Date" means the earlier of (i) the later of (A) the Effectiveness Date (as defined in the Registration Rights Agreement), and (B) the nine-month anniversary of the Closing Date, or (ii) the one-year anniversary of the Closing Date.

      "Rule 144A" means Rule 144A as promulgated by the SEC under the Securities Act or any successor thereto.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Trading Day" means a day on which the Principal Market is open for the general trading of securities.

      "Underlying Shares" means the shares of Common Stock issued or issuable upon conversion of, in lieu of cash payment of principal of, or interest on, as repayment of principal under, or otherwise pursuant to, this Note in accordance with the terms hereof and the Purchase Agreement.

      Section 2.  Payments of Principal and Interest.

      (a) Interest. The Company shall pay interest accruing on this Note (from the date hereof) on all principal outstanding at the Interest Rate, semi-annually on the Interest Payment Dates, commencing on November __, 2005, in cash; provided that the Default Rate shall apply in the circumstances set forth above. Notwithstanding the foregoing, if (and only if) there is Effective Registration on the applicable Interest Payment Date, then the Company may pay such interest, at the Company's option, (i) in fully paid and nonassessable shares of Common Stock (such interest paid in such form being herein called "PIK Interest") or (ii) in cash. PIK Interest shall be paid by delivering to the Holder a number of shares of Common Stock ("PIK Interest Shares") determined by dividing (x) the total aggregate dollar amount of interest due on the applicable Interest Payment Date (rounded to the nearest whole cent) by (y) the applicable PIK Interest Price. In order to deliver PIK Interest Shares in lieu of cash on an Interest Payment Date, the Company must deliver, on or before the fifteenth (15th) calendar day immediately prior to such date, written notice to the Holder stating that the Company wishes to do so (a "PIK Interest Notice"); in the event that the Company does not deliver a PIK Interest Notice on or before such fifteenth (15th) day, the Company will be deemed to have elected to pay the related interest in cash. The Holder shall promptly thereafter deliver to the Company instructions designating whether the Holder wishes to receive delivery of its PIK Interest Shares in physical certificates (and, if so, at what address) or through DTC (similar to that described in Section 3(b)(ii)), as long as no legend is required by the terms of the Purchase Agreement to be imprinted on such PIK Interest Shares (and, if so, the account number to be credited). If the Company wishes to deliver PIK Interest Shares in lieu of cash with respect to accrued interest, it must do so with respect to all (but not less than all) of such interest. A PIK Interest Notice, once delivered by the Company, shall be irrevocable unless there is not Effective Registration on the applicable Interest Payment Date, in which case such notice shall be deemed revoked and the interest to which such notice relates shall be payable in cash on the Interest Payment Date. The Company shall not issue fractional shares of Common Stock to which the Holder may become entitled pursuant to this subparagraph, but in lieu thereof, the Company shall round the number of shares to be issued up to the next whole number.

      (b) Principal. The entire Principal Amount of this Note, plus any and all default payments owing under the Transaction Documents but not previously paid, shall become due and payable on the Final Maturity Date. Any principal of this Note that is converted pursuant to Section 3 shall be applied to reduce the principal payable under this Section 2(b).

      (c) Prepayment. At any time following the first anniversary of the Issuance Date, upon delivery of a written notice to the Holder (a "Company Prepayment Notice" and the date such notice is delivered by the Company, the "Company Notice Date"), the Company shall be entitled to prepay all or any portion of the outstanding Principal Amount of this Note, plus any accrued and unpaid interest thereon, for an amount in cash equal to the sum of (i) 125% of the Principal Amount of this Note to be prepaid, plus all accrued and unpaid interest thereon, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note. Notwithstanding the foregoing, the Company shall be entitled to deliver a Company Prepayment Notice and prepay this Note pursuant to the terms of this subsection (c) only if (i) there is Effective Registration on the Company Notice Date and it is expected that Effective Registration will continue for at least 20 Trading Days after the Company Notice Date, and (ii) conversion by the Holder pursuant to Section 3 of the portion of this Note that is being prepaid would not cause the Holder's beneficial ownership of shares of Common Stock to exceed the limits set forth in Section 3.13 of the Purchase Agreement, and (iii) the average daily trading volume for the Common Stock during the 20 consecutive Trading Days immediately preceding (but not including) the date that the Holder receives the Company Prepayment Notice exceeded 200,000 shares. The Holder may, within ten Trading Days of its receipt of the Company Prepayment Notice, convert pursuant to
Section 3, at the then effective Conversion Price, any portion of the outstanding principal amount of this Note being prepaid and any accrued and unpaid interest thereon subject to the Company Prepayment Notice.

      Section 3.  Conversion.

      (a) Conversion Rights. Upon the terms and subject to the conditions hereof, the Holder shall have the right, at the Holder's option, to convert the outstanding Principal Amount and accrued and unpaid interest thereon into Common Stock, in whole at any time or in part from time to time, by delivering to the Company a duly executed notice of conversion in the form attached hereto as Exhibit A (the "Optional Conversion Notice"), which may be transmitted by telephone line facsimile transmission. In addition, upon written notice by the Company to the Holder (the "Mandatory Conversion Notice"), the Company may cause the Holder to convert all (but not less than all) of the outstanding Principal Amount and accrued and unpaid interest thereon into Common Stock, if (and only if) (i) there is Effective Registration on the date that the Holder receives the Mandatory Conversion Notice, and (ii) the closing price of the Common Stock exceeded 200% of the Conversion Price then in effect for any 20 out of 30 consecutive Trading Days immediately preceding (but not including) the date that the Holder receives the Mandatory Conversion Notice, and (iii) the average daily trading volume for the Common Stock during the 20 consecutive Trading Days immediately preceding (but not including) the date that the Holder receives the Mandatory Conversion Notice exceeded 200,000 shares. Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock at any time to the extent, and only to the extent, that such conversion at such time would result in the Holder exceeding the limitation contained in, or otherwise violating the provisions of, Section 3.13 of the Purchase Agreement.

      (b)   Common Stock Issuance Upon Conversion.

            (i) Conversion Procedures. Upon any conversion of this Note pursuant to Section 3(a) above, the outstanding Principal Amount being converted and accrued and unpaid interest thereon to the applicable Conversion Date shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount being converted and accrued and unpaid interest thereon to the applicable Conversion Date by the then applicable Conversion Price. The date of any Conversion Notice hereunder shall be referred to herein as the "Conversion Date". If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall, upon request of the Holder, promptly deliver to the Holder (but no later than five Trading Days after the surrender of this Note to the Company) a new Note having a Principal Amount equal to the amount of such outstanding Principal Amount as has not been converted. The Holder shall not be required physically to surrender this Note to the Company upon any conversion unless the full outstanding Principal Amount of this Note is being converted or repaid. The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment. The Holder agrees that, if the outstanding Principal Amount of this Note is less than the Principal Amount stated on the face of this Note, the Holder will not voluntarily transfer this Note at any time when no Event of Default has occurred and is continuing without first surrendering this Note to the Company for issuance, without charge to the Holder, of a replacement instrument that reflects the outstanding Principal Amount of this Note. The Company will deliver such replacement instrument to the Holder as promptly as practical, but in no event later than three Trading Days, after surrender by the Holder.

            (ii) Stock Certificates or DWAC. The Company will deliver to the Holder not later than three (3) Trading Days after a particular Conversion Date, a certificate or certificates, which shall be free of restrictive legends and trading restrictions (except to the extent permitted under Article V of the Purchase Agreement), for the number of shares of Common Stock issuable upon such conversion of this Note. In lieu of delivering physical certificates for the shares of Common Stock issuable upon any conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply). If in the case of any conversion hereunder, such shares are not delivered to or as directed by the Holder by the third Trading Day after the applicable Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such shares, to rescind such conversion, in which event the Company shall immediately return this Note to the Holder if the Holder has tendered it to the Company in connection with such conversion. If the Holder notifies the Company that the Holder has not received such shares (free of any restrictions on transfer or legends except as permitted by Article V of the Purchase Agreement) within three Trading Days after a particular Conversion Date (each, a "Holder Share Notice") and the Holder does not receive such shares (free of any restrictions on transfer or legends except as permitted by Article V of the Purchase Agreement) within two Trading Days after giving such Holder Share Notice, then, in addition to any other liability the Company may have, the Company shall pay to the Holder, in cash, an amount, computed at the rate of 2% of the outstanding Principal Amount per month, for the period such failure continues (the "Conversion Delay Payments"). A Holder Share Notice may be given by telephone, confirmed in writing, or e-mail to the Company's Chief Financial Officer or General Counsel or Chief Executive Officer. The Company's obligation to issue and deliver such shares of Common Stock upon conversion of this Note shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, of any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise.

            (iii) Liability for Late Delivery; Force Majeure. If in any case the Company shall fail to issue and deliver the shares of Common Stock to the Holder pursuant to this Note on the due date therefor, in addition to any other liabilities the Company may have hereunder and under applicable law (A) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, so long as the Holder shall have given the Company a Holder Share Notice with respect to such shares of Common Stock, (B) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to the Holder such shares of Common Stock), then the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual, direct out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the Company, so long as the Holder shall have given the Company a Holder Share Notice with respect to such shares of Common Stock, and
(C) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with any exercise of the Holder's rights by reason of which such shares are deliverable, rescind such exercise in whole or in part, in which case the Holder shall thereafter be entitled to exercise its rights with respect to that portion of this Note as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company. Notwithstanding the foregoing and Section 3(b)(ii), (x) the Company shall not be liable to the Holder under clauses (A) and (B) of the immediately preceding sentence or (y) for Conversion Delay Payments, in either such case of the preceding clause (x) or (y) to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from a Force Majeure Event (it being understood that the action or failure to act of the Company's Transfer Agent shall not be deemed a Force Majeure Event unless outside the control of such Transfer Agent or resulting from the bankruptcy, liquidation or reorganization of such Transfer Agent under any bankruptcy, insolvency or other similar law). The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the due date for delivery to it of shares of Common Stock under this Note if the Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Note or otherwise. If pursuant to this Section 3(b)(iii) the Company is relieved of its obligation to make Conversion Delay Payments, then the Principal Amount of this Note for which a Conversion Notice has been given and for which the Company has not issued the shares of Common Stock within the period provided in Section 3(b)(ii) shall continue to bear interest at the applicable rate provided in this Note from the applicable Conversion Date to the date the Company so issues such shares of Common Stock.

      (c)   Conversion Price Adjustments.

            (i) Stock Dividends, Splits and Combinations. In the event that the Company shall (A) pay a dividend or make a distribution to all its stockholders, in shares of Common Stock, on any class of capital stock of the Company or any subsidiary which is not directly or indirectly wholly owned by the Company, (B) split or subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of this Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had this Note been fully converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clause (ii) below.

            (ii)   Adjustment for Certain Issuances.

            (A) In the event that the Company shall commit to issue or distribute New Securities, in any such case at a price per share less than the Current Market Price per share on the earliest of (1) the date the Company shall enter into a firm contract for such issuance or distribution, (2) the record date for the determination of stockholders entitled to receive any such New Securities, if applicable, or (3) the date of actual issuance or distribution of any such New Securities (provided that the issuance of Common Stock upon the exercise of New Securities that are rights, warrants, options or convertible or exchangeable securities ("New Derivative Securities") will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such New Derivative Security was issued), then the Conversion Price in effect immediately prior to such earliest date shall be adjusted so that the new Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such earliest date by the fraction:

     (x) whose numerator shall be (I) the number of shares of Common Stock outstanding on such date (on a fully-diluted basis after giving effect to any securities (other than this Note) convertible or exchangeable into Common Stock) plus (II) the number of shares of Common Stock which the aggregate offering price of the total number of New Securities so offered would have purchased at such Current Market Price (such amount, with respect to any New Derivative Securities, determined by multiplying the total number of shares of Common Stock subject thereto by the exercise price of such New Derivative Securities, and dividing the product so obtained by such Current Market Price), and

     (y) whose denominator shall be (I) the number of shares of Common Stock outstanding on such date (on a fully-diluted basis after giving effect to any securities (other than this Note) convertible or exchangeable into Common Stock) plus (II) the number of additional shares of Common Stock to be issued or distributed or receivable upon exercise of any such New Derivative Security.

Such adjustment shall be made successively whenever any such New Securities are issued. In determining whether any New Derivative Securities entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of shares of Common Stock so issued, there shall be taken into account any consideration received by the Company for such Common Stock or New Derivative Securities, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and described in a certificate filed with the records of corporate proceedings of the Company. If any New Derivative Security to purchase or acquire Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this subsection (A) shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect had the adjustment of the Conversion Price made upon the issuance of such New Derivative Security been made on the basis of offering for subscription, purchase or issuance, as the case may be, only of that number of shares of Common Stock actually purchased or issued upon the actual exercise of such New Derivative Security.

            (B) In the event that the 30-day moving average closing price of the Common Stock ending on the Reset Date is less than the Conversion Price in effect immediately prior to the Reset Date, then the Conversion Price shall be adjusted so that the Conversion Price immediately following the Reset Date shall equal such 30-day moving average closing price of the Common Stock. Notwithstanding the foregoing, in no event shall the Conversion Price be adjusted pursuant to this subsection (B) below $0.50, subject to adjustment for stock splits, subdivisions, combinations and the like effected after the Issuance Date.

            (C) In the event that the Company shall issue or distribute New Securities, in any such case at a price per share less than $2.50 or that would entitle the holders of the New Securities to subscribe for or purchase shares of Common Stock at less than $2.50 per share (provided that the issuance of Common Stock upon the exercise of New Derivative Securities will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such New Derivative Security was issued), then the Conversion Price in effect immediately prior thereto shall be adjusted so that the Conversion Price shall equal the price at which the Company issues or distributes such New Securities (or the price at which the holders of the New Securities are entitled to subscribe for or purchase shares of Common Stock). Each such adjustment shall be made successively whenever any such New Securities are issued. In determining whether any New Derivative Securities entitle the holders to subscribe for or purchase shares of Common Stock at less than $2.50 per share, there shall be taken into account any consideration received by the Company for such New Derivative Securities, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a certificate filed with the records of corporate proceedings of the Company. Notwithstanding the foregoing, in no event shall an adjustment be made under this subsection (C) if such adjustment would result in raising the then-effective Conversion Price.

            (iii) Rounding of Adjustments. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this Section 3(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 or Section 2 shall be made to the nearest cent or nearest 1/100th of a share.

            (iv) Notice of Adjustments. Whenever the Conversion Price is adjusted pursuant to this Section 3(c), the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

            (v) Change in Control Transactions. In case of any Change in Control Transaction, the Holder shall have the right thereafter, at its option, (A) to convert this Note, in whole or in part, at the then applicable Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted (determined without regard to any limitations contained in Section 3.13 of the Purchase Agreement), subject to such further applicable adjustments set forth in this Section 3, or (B) to require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to 125% of the outstanding Principal Amount being redeemed, plus accrued interest thereon. The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holder the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon conversion of this Note immediately prior to such Change in Control Transaction would have been entitled to receive in such Change in Control Transaction and if such Holder had continued to hold such securities, cash and/or property until the date of such conversion or redemption, and interest payable hereunder after such Change in Control Transaction shall be paid in cash or such new securities and/or property, at the Holder's option. This provision shall similarly apply to successive reclassifications, consolidations, mergers, amalgamations, sales, transfers or share exchanges.

            (vi)   Notice of Certain Events.  If:

                   A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                   B. the Company shall declare a special nonrecurring cash dividend on or a tender offer for, offer to purchase or redemption of its Common Stock; or

                   C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                   D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation, amalgamation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                   E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; or

                   F. there exists an agreement to which the Company is a party or by which it is bound providing for a Change in Control Transaction, or a Change in Control Transaction has occurred;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice of such matter to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, tender offer, offer to purchase, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, tender offer, offer to purchase, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, amalgamation, merger, sale, transfer, share exchange or Change in Control Transaction is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, amalgamation, merger, sale, transfer, share exchange or Change in Control Transaction.

      (d) Reservation and Issuance of Underlying Securities. The Company covenants that it will at all times reserve from its authorized and unissued Common Stock a sufficient number of shares solely for the purpose of issuance upon conversion in full of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement and taking into account the adjustments under this Section 3, but determined without regard to any ownership limitations contained in the Purchase Agreement). The Company represents, warrants and covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, and nonassessable.

      (e) No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates for a fraction of a share of Common Stock, but may if otherwise permitted, make a cash payment in respect of any fraction of a share based on the Current Market Price of a share of Common Stock at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the fraction of a share, one whole share of Common Stock.

      (f) Charges, Taxes and Expenses. Issuance of shares of Common Stock upon the conversion of this Note shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company, and such shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, the applicable Conversion Notice, when given for such conversion shall be accompanied or followed by an assignment form for the applicable portion of this Note or such shares, as the case may be; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

      (g) Cancellation. After the entire Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) has been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender this Note to the Company at the Company's principal executive offices; provided, however, that the failure to surrender this Note shall not delay or limit such cancellation.

      (h) Notice Procedures. Any and all notices or other communications or deliveries to be provided by the Holder under this Note, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in, or provided pursuant to, the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Mountain Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Mountain Time) or on a day that is not a Business Day or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

      Section 4.   Defaults and Remedies.

      (a)   Events of Default.   An "Event of Default" is:  (i) a failure to
pay any Principal Amount of this Note when due, whether at the Final Maturity Date or otherwise, (ii) a failure to pay any interest due on this Note on the date such payment is due, which failure continues for two Business Days (or ten Business Days if such failure results from a Force Majeure Event or if the Company can prove that funds were in fact wired from the Company's account by the due date); (iii) a failure timely to issue Underlying Shares upon and in accordance with terms hereof, which failure continues for ten Business Days after the Company has received written notice from the Holder informing the Company that it has failed to issue shares or deliver stock certificates prior to the fifth Business Day following the applicable Conversion Date; (iv) failure by the Company for 20 days (or 90 days if such failure results from a Force Majeure Event) after written notice has been received by the Company from the Holder to comply with any material provision (other than as provided in the immediately preceding clauses (i), (ii) and (iii)) of any of this Note or any other Transaction Document (including, without limitation, the failure to redeem this Note upon the Holder's request following a Change in Control Transaction pursuant to Section 3(c)(v)); (v) a material breach by the Company of its representations or warranties in this Note or in any other Transaction Document that continues for 10 days after written notice to the Company; (vi) any default after any cure period under, or acceleration prior to maturity of, any note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company for in excess of $1 million, or for money borrowed the repayment of which is guaranteed by the Company for in excess of $1 million, whether such indebtedness or guarantee now exists or shall be created hereafter; (vii) if the Company is subject to any Bankruptcy Event; (viii) if the Registration Statement required by Section 2 of the Registration Rights Agreement is not declared effective by the SEC within 150 days following the Closing Date; (ix) any security interest or lien purported to be created by the Security Agreement shall cease to be in full force and effect with respect to a material portion of the collateral thereunder or any such security interest or lien shall be asserted by the Company or any Subsidiary of the Company not to be a valid, perfected, first priority (except as otherwise permitted by the Transaction Documents) security interest in or lien on the collateral covered thereby, and such security interest or lien is not restored to full force and effect within 10 days after notice to the Company; or (x) any Transaction Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or the Company or any Subsidiary of the Company shall repudiate or deny any portion of its liabilities or obligations thereunder.

      (b) Remedies. If an Event of Default occurs and is continuing, the Holder may declare all of the then outstanding Principal Amount of this Note, and any accrued and unpaid interest thereon, to be due and payable immediately in cash, except that in the case of an Event of Default arising from events described in clauses (vi) and (vii) of Section 4(a), this Note shall become automatically due and payable without further action or notice, and the Holder may exercise all other rights and remedies available at law or in equity. In the event of such acceleration, the amount due and owing to the Holder shall be 125% of the outstanding Principal Amount of this Note (plus all accrued and unpaid interest, if any). In any event the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within one Business Day after such acceleration. The remedies under this Note shall be cumulative.

      Section 5.   Certain Covenants; General.

      (a) Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to
Section 13 or 15(d) under the Exchange Act, make available to the Holder and any prospective purchaser of this Note from the Holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Note without registration under the Securities Act within the limitations of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

      (b) Payment of Expenses. The Company agrees to pay all charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in seeking to enforce this Note.

      (c) Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

      (d) Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and Holder.

      (e) Assignment, Etc. The Holder may assign or transfer this Note, subject to compliance with applicable securities laws, without the consent of the Company. The Holder shall notify the Company of any such assignment or transfer promptly. The Company may not assign its rights or obligations under this Note. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

      (f) No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

      (g)   Governing Law; Jurisdiction.

            (i) Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

            (ii) Jurisdiction. The Company (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Northern District of Texas and the courts of the State of Texas located in Dallas, Texas, for the purposes of any suit, action or proceeding arising out of or relating to this Note or the transactions contemplated hereby, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 5(g)(ii) shall affect or limit any right to serve process in any other manner permitted by law. The Company hereby agrees that if the Holder is the prevailing party in any suit, action or proceeding arising out of or relating to this Note, the Holder shall be entitled to reimbursement for legal fees from the Company.

            (iii) NO JURY TRIAL. The Company knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

      (h) Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, without requirement for any surety bond, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note.

                     [Signature Page Follows]

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.


                               BROADCAST INTERNATIONAL, INC.


                               By:   /S/ Rodney M. Tiede
                                   ______________________________________
                                     Rodney M. Tiede,
                                     President & CEO













                            ASSIGNMENT

      For value received___________________________ hereby sell(s), assign(s) and transfer(s) unto _______________________ (Please insert social security or other Taxpayer Identification Number of assignee: _____________________) the within Note, and hereby irrevocably constitutes and appoints ________________ attorney to transfer the said Note on the books of Broadcast International, Inc., a Utah corporation (the "Company"), with full power of substitution in the premises.

      In connection with any transfer of the Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

      [   ]   To the Company or a subsidiary thereof; or

      [   ]   To a QIB pursuant to and in compliance with Rule 144A; or

      [   ]   To an "accredited investor" pursuant to and in compliance with the Securities Act; or

      [   ]   Pursuant to and in compliance with Rule 144 under the Securities
              Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

      [   ]   The transferee is an Affiliate of the Company.

      Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Note.


Dated:                NAME: ___________________________________


                            ___________________________________
                                         Signature(s)









                            EXHIBIT A

                    FORM OF CONVERSION NOTICE

(To be executed by the Holder in order
to convert 6% Senior Secured Convertible Note Due 2008)

Re: 6% Senior Secured Convertible Note Due 2008 issued by BROADCAST INTERNATIONAL, INC. identified below (the "Note")

The undersigned hereby elects to convert the outstanding Principal Amount (as defined in the Note) indicated below of the Note into shares of Common Stock, of BROADCAST INTERNATIONAL, INC., a Utah corporation (the "Company"), according to the terms hereof and of the Note, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.


Conversion information:      _____________________________________________
                             Note Number

                             _____________________________________________
                             Conversion Date



                             ___________________________________________
                             Principal Amount of Note Being Converted

                             ___________________________________________
                             Number of Shares of Common Stock to Be Issued


                             _____________________________________________
                             Applicable Conversion Price



                             ___________________________________________
                             Signature


                             _____________________________________________
                             Name

                             _____________________________________________
                             Address